SEARCHLIGHT MINERALS CORP.

2215 Lucerne Circle	TEL: (702) 451 4981
Henderson, Nevada 89014	FAX: (702) 451 4939

September 8, 2005	OTC BB: SLGT

FOR IMMEDIATE DISSEMINATION

CLOSING OF PRIVATE PLACEMENTS FOR AGGREGATE GROSS PROCEEDS OF
US$2.94 MILLION AND POSTING OF RECLAMATION BOND FOR SEARCHLIGHT
PROJECT

The board of directors of Searchlight Minerals Corp. (the “Company”) announced today the following:

Closing of $1.59 Million Canadian Private Placement

The Company has closed its brokered private placement of 3,195,000 units to raise aggregate gross proceeds of US$1,597,500 (the “Canadian Private Placement”). The Canadian Private Placement units were issued to accredited investors resident in Canada and pursuant to Regulation S of the Securities Act of 1933. Each unit (a” Unit”) consisted of one share of the Company’s common stock (a “Share”), one half of one share purchase warrant with each whole warrant entitling the subscriber to purchase one additional Share for a period of nine months from the closing of the Canadian Private Placement at an exercise price equal to US$1.25 per Share, and one non-transferable warrant exercisable into one-tenth (1/10) of one Unit for no additional consideration if a Registration Statement on Form SB-2 registering the resale of the Units is not declared effective by the US Securities and Exchange Commission on or before the day that is four months and one day after the closing of the Canadian Private Placement. The securities were sold on a best efforts agency basis by Dominick & Dominick Securities Inc. (the "Agent"). In connection with the Canadian Private Placement, the Agent received a fee of US$205,250 and warrants to purchase 319,500 Units at a price of US$1.25 per Unit for a period of nine months from the closing of the Canadian Private Placement.

Closing of $1.35 Million European Private Placement

The Company has also closed another brokered private placement of 2,700,000 Units to raise aggregate gross proceeds of US$1,350,000 (the “European Private Placement”). The European Private Placement units were issued pursuant to Regulation S of the Securities Act of 1933. The Units offered in the European Private Placement are identical to the Units in the Canadian Private Placement. In connection with the European Private Placement, Clarion Finanz AG received a commission of US$135,000 and warrants to purchase 270,000 Units at a price of US$1.25 per Units for a period of nine months from the closing of the European Private Placement.

Use of Proceeds

The Company intends to use the proceeds of the European and Canadian Private Placement to fund its plan of development on its Searchlight mineral claims, its acquisition of the Clarkdale Slag Project and for general corporate purposes.

Posting of Reclamation Bond for Searchlight Project

The Company has posted a cash bond in the amount of $180,500 with the Nevada Bureau of Land Management, in accordance with the terms of its reclamation permit for the Searchlight project granted by the Nevada Bureau of Mining Regulation and Reclamation on April 22, 2005. The Company presently intends to proceed with its approved work program on the Searchlight claims. The intent of the 2005 exploration work program on the Company’s Searchlight project is to drill 18 exploratory holes and test and develop a 40 acre pit to determine if there is mineralized material on the property. Budget for this work is estimated to cost approximately $800,000.

Forward-Looking Statements:

Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with US securities regulators. When used in this news release, the words such as "could,” “plan”, "estimate", "expect", "intend", "may", "potential", "should", and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological work programs, operational risk, environmental risk, financial risk, currency risk, dependence on joint venture partners and other statements that are not historical facts as disclosed under the heading “Risk Factors” and elsewhere in the Company’s periodic filings with securities regulators in the United States.